ASSIGNMENT OF INTEREST

          THIS ASSIGNMENT is entered into this 6th day of May, 2005, by and between CALCOR Energy Partners, LLC, an Arizona limited liability company (“Assignor”) and Cascade Energy Inc., a Nevada corporation (“Assignee”).

          WHEREAS, on March 21, 2005, Assignor entered into a contract (“the Contract”) entitled “Farmout Agreement” with Carlow Corporation, a Texas corporation (“CC”) pursuant to which CC agreed to sell and Assignor agreed to purchase a 67.5% working interest(s) in certain mineral leases situated in Tehama County, CA, comprising Sections 14, 15, 16, 22, 23, 24, 25, 26, 35, & 36 in Township 26 North, Range 3 West, and Sections 1 & 2 in Township 25 North, Range 3 West, and hereinafter referred to as the Coyote Creek Prospect; and

          WHEREAS, Assignee desires to purchase a 49% interest in the Working Interest of Assignor (33.075% Working Interest total) in the Contract; and

          WHEREAS, Assignee agrees that all communications, partnership dealings with CC and the operator of the project, and corporate actions, including news releases concerning the Coyote Creek Prospect is to be done by, or approved in advance by, Assignor, without intervention, interloping or interruption by Assignee; and

          WHEREAS, Assignor is willing to assign 49% of its position in the Contract.

          NOW, THEREFORE, for valuable consideration as is hereinafter recited, Assignor hereby assigns to Assignee 49% of its right, title and interest as “Farmee” as that term is described in the Contract.

          As consideration for the assignment described herein, Assignee assumes complete responsibility for the performance of all of the obligations of Assignor with respect to the Contract, including but not limited to the payment of all money required to be paid therein.

          As additional consideration, Assignee agrees to indemnify and hold Assignor harmless from and against all liability arising with respect to the Contract and/or this Assignment.

          This Assignment shall be governed by the laws of the State of Arizona.

          In the event suit or action is instituted to interpret or enforce the terms of this Assignment, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees at trial and on any appeal as fixed by the court.

ASSIGNOR:	CALCOR Energy Partners, LLC, an Arizona limited liability company

”s” Daniel L. Hodges
By: Daniel L. Hodges, Manager

ASSIGNEE:	Cascade Energy Inc., a Nevada corporation

”s” Robert Hoegler
By: Robert Hoegler, Director